UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2019

ZOGENIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 500, Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 550-8300
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZGNX	The Nasdaq Global Market
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On July 17, 2019, Zogenix International Limited, a wholly-owned subsidiary of Zogenix, Inc. (collectively, the “Company”), entered into a Supply Agreement (the “Agreement”) with Penn Pharmaceutical Services Limited, trading as PCI Pharma Services (“PCI Pharma”), pursuant to which PCI Pharma will be the commercial manufacturer and supplier of the Company’s product candidate FINTEPLA®. The Agreement is effective as of June 17, 2019 (the “Effective Date”).
Pursuant to the Agreement, PCI Pharma will procure the raw materials (other than the active pharmaceutical ingredient) for, test, bottle and package an oral solution of FINTEPLA for a specified price per batch. The Company will provide fenfluramine, the active pharmaceutical ingredient used in FINTEPLA, to PCI Pharma free of charge for these purposes. Under the Agreement, the product will be supplied pursuant to purchase orders which the Company may deliver to PCI Pharma from time to time. Pursuant to the Agreement, at a specified time prior to the anticipated receipt of the first marketing authorization by a regulatory agency to market FINTEPLA, and then each month following such receipt, the Company is required to deliver a rolling forecast of its expected commercial orders, a portion of which will be considered a binding, firm order.
The term of the Agreement is five years from the Effective Date, which term shall be automatically extended for successive two-year periods thereafter, unless terminated earlier. After the second anniversary of the Effective Date, either party may terminate the Agreement at any time without cause following a specified notice period applicable to the respective party. In addition, either party may terminate the agreement (1) upon written notice if the other party has failed to remedy a material breach of any of its representations, warranties or other obligations under the Agreement within a specified period following receipt of written notice of such breach, (2) immediately in the event of a material breach of the other party’s representations, warranties or other obligations under the Agreement and in the event that such breach is not capable of remedy and (3) in the event that the other party files for bankruptcy, reorganization, liquidation, administration or receivership proceedings, or a substantial portion of the assets of such party is assigned for the benefit of such party’s creditors. The Company may also terminate the Agreement immediately in the event PCI Pharma is unable to supply FINTEPLA at specified quantities and within certain times. PCI Pharma may also terminate the Agreement upon notice if it determines its performance of services would violate applicable law. PCI Pharma’s manufacturing services under the Agreement will also terminate automatically if FINTEPLA is withdrawn as a result of regulatory review or the Company decides to cease development activities of FINTEPLA.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2019. The Company intends to redact certain portions of the Agreement for confidentiality purposes.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date:	July 23, 2019	By:	/s/ Michael P. Smith
		Name:	Michael P. Smith
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary